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                                                                    EXHIBIT 23.7

1st United Bancorp
Boca Raton, Florida

     We hereby consent to the use of our report dated February 4, 1997, relating to the consolidated financial statements of Island National Bank and Trust Company which is contained in Amendment No. 1 to the Current Report on Form 8K-A dated April 1, 1997 filed by 1st United Bancorp with the Securities and Exchange Commission incorporated by reference in the Proxy Statement of Wachovia Corporation that is made a part of the Registration Statement (Form S-4 to be filed on or about October 1, 1997) and Prospectus of Wachovia Corporation for the registration of 3,905,500 shares of its common stock.

                                             /s/      BDO SEIDMAN, LLP
                                                      BDO SEIDMAN, LLP

West Palm Beach, Florida
September 29, 1997